UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material under §240.14a-12

AKEBIA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Akebia Therapeutics, Inc.

245 First Street, Suite 1100

Cambridge, MA 02142

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2015 Annual Meeting of Stockholders of Akebia Therapeutics, Inc. (the “Company” or “Akebia”) will be held on June 10, 2015, at 10:00 a.m. Eastern Time, at our headquarters located at 245 First Street, Suite 1100, Cambridge, Massachusetts 02142. The purposes of the meeting are as follows:

1.	Elect three directors, Ronald C. Renaud, Jr., Michael D. Clayman, M.D., and Duane Nash, M.D., to serve as Class I directors until the 2018 Annual Meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

3.	Transact such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.

The proposal for the election of directors relates solely to the election of Class I directors nominated by the Board of Directors.

Our Board of Directors recommends that you vote “FOR” each of the nominees for Class I director (Proposal No. 1) and “FOR” the ratification of the proposed independent registered public accounting firm (Proposal No. 2).

Each outstanding share of the Company’s common stock (NASDAQ: AKBA) entitles the holder of record at the close of business on April 15, 2015 to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our 2014 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2014 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions.

All stockholders are extended a cordial invitation to attend the meeting.

By Order of the Board of Directors,

John P. Butler

President and Chief Executive Officer

Cambridge, Massachusetts

April 30, 2015

i

Akebia Therapeutics, Inc.

245 First Street, Suite 1100

Cambridge, MA 02142

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When will this Proxy Statement and the accompanying materials be made available to stockholders?

Beginning on May 1, 2015, we will be mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials and proxy card. The Notice will contain instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail.

This Proxy Statement and accompanying proxy card or, for shares held through a bank or broker, voting instruction form, are scheduled to be sent to stockholders beginning on May 1, 2015.

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote for the 2015 Annual Meeting of Stockholders.

When is the record date for the Annual Meeting?

The Company’s Board of Directors fixed the record date for the Annual Meeting as of the close of business on April 15, 2015.

How many votes can be cast by all stockholders?

A total of 20,473,624 shares of common stock of the Company were outstanding on April 15, 2015 and are entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•	By Internet. You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided on the Notice of Internet Availability of Proxy Materials or the proxy card.

•	By Telephone. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-690-6903 and by following the instructions provided on the proxy card. You must have the control number that is on either the notice or the proxy card when voting.

•	By Mail. Complete and mail your proxy card in the postage prepaid envelope you receive, and return the proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted FOR the election of the director nominees named herein to the Company’s Board of Directors, and FOR the ratification of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and will be voted according to the discretion of the proxy holder named on the proxy card upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

•	In Person at the Meeting. If you attend the meeting, be sure to bring a form of personal picture identification with you. You may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares of common stock are held by a bank, broker or other nominee, you may vote:

•	By Internet or By Telephone. You will receive instructions from your bank, broker or other nominee if you are permitted to vote by Internet or telephone.

•	By Mail. You will receive instructions from your bank, broker or other nominee explaining how to vote your shares by mail.

•	In Person at the Meeting. If you attend the meeting, in addition to picture identification, you should bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

Proposal 1: FOR election of Ronald C. Renaud, Jr., Duane Nash, M.D. and Michael D. Clayman, M.D. as Class I Directors.

Proposal 2: FOR ratification of selection of Ernst & Young LLP, or Ernst & Young, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Who pays the cost of soliciting proxies?

The Company will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and other third parties or other vendors for forwarding solicitation material to beneficial owners of our outstanding common stock. The Company may solicit proxies by mail, personal interview, telephone or via the Internet through its officers, directors and other management employees, who will receive no additional compensation for their services.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet prior to the close of the Internet voting facility, by transmitting a subsequent vote by telephone prior to the close of the telephone voting facility, or by attending the meeting and voting in person. If your stock is held by a bank, broker or other nominee, you must contact your bank, broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, bankers or other nominees for which instructions have not been received from the beneficial owners or persons entitled to vote such shares and such brokers or nominees do not have discretionary voting power to vote such shares), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What vote is required to approve each item?

Directors are elected by a plurality of votes cast. A vote to abstain or a broker non-vote will have no direct effect on the outcome. A majority of votes cast is necessary for ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 2). A vote to abstain will have no direct effect on the outcome.

If there are insufficient votes to approve these proposals, your proxy may be voted by the persons named in the proxy card to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal(s).

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that come before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy.

What does it mean if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form, it may be because you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Nicole R. Hadas, Secretary of the Company, at (617) 871-2098. If your shares are held by a bank, broker or other nominee, please call the telephone number provided on your voting instruction form or contact your bank, broker or nominee holder directly.

OVERVIEW OF PROPOSALS

This Proxy Statement contains two proposals requiring stockholder action. Proposal 1 requests the election of three directors to the Board of Directors. Proposal 2 requests the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year at the Annual Meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, or until his or her earlier resignation, death, or removal.

The terms of the Class I directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders are the three current Class I members: Ronald C. Renaud, Jr., Duane Nash, M.D. and Michael D. Clayman, M.D. If elected, each nominee will serve as a director until the Annual Meeting of stockholders in 2018 and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class I director nominees to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate.

Nominees for Class I Directors

The names of the nominees for Class I directors and certain information about each as of March 31, 2015 are set forth below.

Name	Positions and Offices Held with Akebia Therapeutics, Inc.	Director Since	Age
Ronald C. Renaud, Jr.	Director	2014	46
Duane Nash, M.D.	Director	2013	44
Michael D. Clayman, M.D.	Director	2014	62

The three nominees for director with the highest number of affirmative votes will be elected as directors. It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of the three nominees listed above as director nominees. The Company has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Biographical information relating to each nominee for election as director and each continuing director is shown below. The Company believes that each director meets the minimum qualifications established by the Nominating and Corporate Governance Committee of our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE NOMINEES FOR CLASS I DIRECTOR

(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES

The biographical information as of March 31, 2015 about the nominees for Class I directors are set forth below.

Class I Director Nominees

Ronald C. Renaud, Jr. has served as a member of our Board of Directors since 2014. Mr. Renaud has been the Chief Executive Officer of RaNA Therapeutics, Inc., a biopharmaceutical company, since December 2014. Previously, Mr. Renaud served as President and Chief Executive Officer of Idenix Pharmaceuticals, Inc., or Idenix, a biopharmaceutical company, from October 2010 through its acquisition by Merck which was completed in August 2014. He previously served as the Chief Financial Officer of Idenix from the time he joined Idenix in June 2007 and was additionally appointed Chief Business Officer in June 2010. Prior to joining Idenix, Mr. Renaud served as Senior Vice President and Chief Financial Officer of Keryx Biopharmaceuticals, Inc., a biopharmaceutical company, from February 2006 to May 2007. He was a senior research analyst and global sector coordinator for JP Morgan Securities from May 2004 until February 2006, where he was responsible for the biotechnology equity research effort, covering all ranges of capitalized biotechnology companies. He also spent more than five years at Amgen Inc., where he held positions in clinical research, investor relations and finance. Mr. Renaud currently serves as a director of RaNA Therapeutics, Inc. and PTC Therapeutics, Inc. Mr. Renaud holds a B.A. from St. Anselm College and an M.B.A. from the Marshall School of Business at the University of Southern California. We believe that Mr. Renaud is qualified to serve on our Board of Directors because of his leadership and finance experience at public biotechnology companies, his investment banking background and his deep knowledge of the life sciences industry.

Duane Nash, M.D. has served as a member of our Board of Directors since 2013. Dr. Nash has been Executive Vice President since 2013 and Chief Business Officer since 2012 of Vital Therapies, Inc., a biopharmaceutical company. In 2012 and 2013, he also served as Medical Director. Dr. Nash joined Vital Therapies from Wedbush PacGrow Life Sciences, an investment bank, where he was employed from March 2009 to March 2012 serving most recently as Senior Vice President in Equity Research. Before that he was a research analyst at Pacific Growth Equities, an investment bank, from April 2008 through March 2009, which was subsequently acquired by Wedbush Securities, Inc. Dr. Nash also practiced as an attorney from November 2002 to February 2008, most recently at the law firm of Davis Polk, where he focused on intellectual property litigation and corporate matters. Dr. Nash currently serves on the Board of Directors of Aerpio Therapeutics, Inc. Dr. Nash earned a B.A. in biology from Williams College, an M.D. from Dartmouth Medical School, a J.D. from the University of California, Berkeley, and an M.B.A. from the University of Oxford. Dr. Nash completed his internship in general surgery at the University of California at San Francisco. We believe that Dr. Nash is qualified to serve on our Board of Directors due to his management experience in the biotechnology sector and his investment banking background.

Michael D. Clayman, M.D. has served as a member of our Board of Directors since 2014. Dr. Clayman is a co-founder of Flexion Therapeutics, Inc., a specialty pharmaceutical company, and has served as President and Chief Executive Officer since the company’s inception in 2007. Previously, Dr. Clayman served in senior management positions at Eli Lilly and Company, or Lilly, most recently as Vice President, Lilly Research Laboratories, and General Manager of Chorus, Lilly’s early-phase development accelerator. Prior to Lilly, Dr. Clayman was an Assistant Professor in the School of Medicine at the University of Pennsylvania, where his research centered on the immunopathogenesis of renal disease. Additionally, Dr. Clayman is the recipient of the Physician Scientist Award from the National Institutes of Health. Dr. Clayman earned a B.A. from Yale University and an M.D. from the University of California, San Diego School of Medicine. Following an internship and residency in internal medicine at the University of California, San Francisco Moffitt Hospitals, Dr. Clayman completed clinical and research fellowships in nephrology at the University of Pennsylvania. We believe that Dr. Clayman is qualified to serve on our Board of Directors due to his clinical and research experience, along with his more than 20 years of experience in pharmaceutical development.

Current Directors Not Standing For Election At The Annual Meeting

Our Board of Directors is currently comprised of nine members. Set forth below is the biographical information as of March 31, 2015 for the members of the Board of Directors who are not standing for election or re-election at this year’s Annual Meeting.

Name	Positions and Offices Held with Akebia Therapeutics, Inc.	Director Since	Class and Year in Which Term Will Expire	Age
Anupam Dalal, M.D.	Director	2008	Class II—2016	43
Maxine Gowen, Ph.D.	Director	2014	Class II—2016	57
Jack Nielsen	Director	2013	Class II—2016	51
Michael S. Wyzga	Director	2014	Class III—2017	60
John P. Butler	Director, President and Chief Executive Officer	2013	Class III—2017	50
Muneer A. Satter	Director, Chairman of the Board	2012	Class III—2017	54

Anupam Dalal, M.D. has served as a member of our Board of Directors since 2008. Dr. Dalal has been a managing director at Kearny Venture Partners since 2008. Prior to working at Kearny Venture Partners, Dr. Dalal was a Principal at Flagship Ventures. Dr. Dalal currently serves on the Board of Directors of Aerpio Therapeutics, Inc. and has previously served on the Board of Directors of Resolvyx Pharmaceuticals and Pervasis Therapeutics. Dr. Dalal received a B.A. in Economics from the University of California at Berkley, an M.B.A. from Harvard Business School, and an M.D. from the University of California, San Francisco. Dr. Dalal was a resident in surgery at Brigham and Women’s Hospital/Harvard Medical School. We believe that Dr. Dalal is qualified to serve on our Board of Directors due to his investment and board experience in the biotechnology sector.

Maxine Gowen, Ph.D. has served as a member of our Board of Directors since 2014. Dr. Gowen joined Trevena, Inc., a biopharmaceutical company, in 2007 as its founding President and Chief Executive Officer. Prior to this position, Dr. Gowen held a variety of leadership roles at GlaxoSmithKline, or GSK, over a period of 15 years. As Senior Vice President for the company’s Center of Excellence for Drug Discovery, she developed an innovative new approach to externalizing drug discovery. Dr. Gowen was previously President and Managing Partner at SR One, the venture capital subsidiary of GSK, where she led its investments in and served on the Board of Directors of numerous companies. Dr. Gowen also previously served as Vice President, Drug Discovery, Musculoskeletal Diseases at GSK, where she was responsible for drug discovery and early development for osteoporosis, arthritis and metastatic bone disease. Dr. Gowen graduated with a B.Sc. in biochemistry from the University of Bristol, U.K., received a Ph.D. in cell biology from the University of Sheffield, U.K., and received an M.B.A. from the Wharton School of the University of Pennsylvania. Dr. Gowen served on the Board of Directors of Human Genome Sciences, a biopharmaceutical company, until the company’s acquisition by GSK in July 2012, and she currently serves on the Board of Directors of the Biotechnology Industry Organization, or BIO. We believe that Dr. Gowen is qualified to serve on our Board of Directors due to her leadership experience at public companies and in the biopharmaceutical sector.

Jack Nielsen has served as a member of our Board of Directors since 2013. Mr. Nielsen has worked within the Novo A/S organization and its venture activities since 2001 in several roles, most recently being employed as a Partner based in Copenhagen, Denmark. From 2006 to 2012, Mr. Nielsen was employed as a Partner at Novo Ventures (US) Inc. in San Francisco, where he established the office which provides certain consultancy services to Novo A/S. From 1990-2001, he held various positions in the Novo Nordisk business area which in 2000 became Novozymes A/S. Mr. Nielsen currently serves on the Board of Directors of Anokion SA, Apollo Endosurgery Inc., Reata Pharmaceuticals Inc., Tobira Therapeutics Inc. and Unchained Labs Inc. Previously, he was a board member of MediQuest Therapeutics Inc., NeoMend Inc., Protein Forest Inc., Alios BioPharma Inc., BioClin Therapeutics, Inc. and ProteinSimple. Mr. Nielsen received a M.Sc. in Chemical Engineering from the Technical University in Denmark, and a Master in Management of Technology from Center for Technology, Economics and Management from the Technical University of Denmark. We believe that Mr. Nielsen is qualified to serve on our Board of Directors due to his experience serving on boards in the biotechnology sector.

Michael S. Wyzga has served as a member of our Board of Directors since 2014. He is currently a consultant to a number of biotechnology companies. Prior to that, Mr. Wyzga served as the President and Chief Executive Officer and a member of the Board of Directors of Radius Health, Inc., a biopharmaceutical company, from December 2011 to November 2013. Prior to that, Mr. Wyzga served in various senior management positions at Genzyme Corporation, a global biotechnology company. Mr. Wyzga joined Genzyme in February 1998 and most recently served as Executive Vice President, Finance from May 2003 until November 2011 and as Chief Financial Officer from July 1999 until November 2011. Mr. Wyzga previously served on the Board of Directors of Idenix Pharmaceuticals, Inc., a biotechnology company that was acquired by Merck in August 2014, where he also served as the Chair of the Audit Committee and a member of the Compensation Committee; Prosensa Holding N.V., a biopharmaceutical company; and Altus Pharmaceuticals, Inc., a biopharmaceutical company that ceased operations in November 2009. Mr. Wyzga currently serves on the Board of Directors of Oncomed Pharmaceuticals, Inc., a biopharmaceutical company, where he is a member of the Audit Committee, and Exact Sciences Corp., a molecular diagnostics company, where he is also a member of the Audit Committee. Mr. Wyzga received a M.B.A. from Providence College and a B.S. from Suffolk University. We believe that Mr. Wyzga is qualified to serve on our Board of Directors his senior management experience at biopharmaceutical companies, his current and past experience on boards of directors of public companies, including his experience as Chair of the Audit Committee at Idenix Pharmaceuticals, and his financial expertise.

John P. Butler joined Akebia as a director in July 2013 and was appointed as the President and Chief Executive Officer of Akebia in August 2013. Prior to joining Akebia, from 2011 until 2013, Mr. Butler served as the Chief Executive Officer of Inspiration Biopharmaceuticals, Inc., a biopharmaceutical company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012 prior to the successful sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013. From 1997 to 2011, Mr. Butler held various positions at Genzyme Corporation, a biopharmaceutical company, most recently serving as President of the company’s rare genetic diseases business. From 2002 until 2010, Mr. Butler led Genzyme’s renal division. Prior to his work at Genzyme, Mr. Butler held sales and marketing positions at Amgen Inc. and Hoffmann-La Roche. Mr. Butler currently serves as the Chairman of the Board of Trustees for the American Kidney Fund and is a member of the Board of Directors of Relypsa, Inc. Mr. Butler received a B.A. in Chemistry from Manhattan College and an M.B.A. from Baruch College, City University of New York. We believe that Mr. Butler is qualified to serve on our Board of Directors due to his industry experience in the biotechnology sector, particularly his experience working in the renal disease area.

Muneer A. Satter has served as a member of our Board of Directors since 2012. Mr. Satter has been Chairman at Satter Investment Management LLC since 2012. He also manages the Satter Foundation. Prior to Satter Investment Management, Mr. Satter was a partner at Goldman Sachs where he spent 24 years in various roles, most recently as the Global Co-Head of the Principal Debt Group and Global Head of the Mezzanine Group in the Merchant Banking Division. He is Co-Chairman of the Board of Aerpio Therapeutics, Inc., Vital Therapies, Inc. and Linq3 Technologies LLC, Chairman of the Board of Restorsea Holdings, LLC and a director of Annexon, Inc. He also serves as Vice Chairman of Goldman Sachs Foundation and GS Gives, is a director of The Nature Conservancy and World Business Chicago, is on the Board of Advisors of the American Enterprise Institute and is on the Board of Trustees of Northwestern University. Mr. Satter received a B.A. in Economics from Northwestern University, a J.D. from Harvard Law School, and an M.B.A. from Harvard Business School. We believe that Mr. Satter is qualified to serve on our Board of Directors due to his extensive investment experience.

CORPORATE GOVERNANCE

Board Composition And Structure

Our Ninth Amended and Restated Certificate of Incorporation, referred to as our Certificate of Incorporation, states that the number of directors shall be fixed exclusively by our Board. Each director holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Our Certificate of Incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy on the Board, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office.

Our Certificate of Incorporation provides that our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors identified above serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our Certificate of Incorporation and Amended and Restated Bylaws, referred to as our bylaws, our Class I directors will serve until the 2015 Annual Meeting of stockholders; our Class II directors will serve until the 2016 Annual Meeting of stockholders; and our Class III directors will serve until the 2017 Annual Meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board among the three classes.

Director Nomination Process

The Nominating and Corporate Governance Committee recommends, and the Board of Directors nominates, candidates to stand for election as directors. Stockholders may also nominate persons to be elected as directors. If a stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in our bylaws and satisfy the requirements of Rule 14a-8 of Regulation 14A under the Exchange Act. To nominate a person to stand for election as a director at the Annual Meeting of stockholders for 2015, a stockholder must provide our Corporate Secretary with timely notice of the nomination that complies with the requirements of our bylaws. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s Annual Meeting, except that if the Annual Meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the 10th day following the day on which we first provide notice or public disclosure of the date of the meeting.

Director Independence

Under NASDAQ Rule 5605, a majority of a listed company’s Board of Directors must be comprised of independent directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s Audit Committee and Compensation Committee be independent and satisfy additional independence criteria set forth in Rule 10A-3 and 10C-1, respectively, under the Securities Exchange Act of 1934, or the Exchange Act. Under NASDAQ Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each member of the Board except for Mr. Butler is “independent” as that term is defined under NASDAQ Rule 5605(a)(2). Our Board of Directors also determined that each of the current members of our Audit Committee and our Compensation Committee satisfies the independence standards for such committee established by Rule 10A-3 and 10C-1 under the Exchange Act, the Securities and Exchange Commission, or the

SEC, rules and the NASDAQ rules, as applicable. In making such determination, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances deemed relevant in determining their independence.

The members of our Board of Directors were elected in compliance with the provisions of a voting agreement among us and our major stockholders. The voting agreement terminated upon the closing of our initial public offering, or IPO, on March 25, 2014, and at present we do not have any contractual obligations regarding the election of our directors. There are no family relationships among any of our directors or executive officers.

Board Meetings and Attendance

The Board of Directors held ten meetings during the year ended December 31, 2014. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the year ended December 31, 2014 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee).

Role of the Board in Risk Oversight

The Board of Directors plays an important role in risk oversight at the Company through its decision-making authority as well as through the oversight of management by the Board of Directors and its committees. In particular, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board of Directors and its committees on topics relating to the risks that the Company faces, (2) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and other decisions, (3) the direct oversight of specific areas of the Company’s business by the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and (4) regular periodic reports from management, the independent auditors and other outside consultants regarding various areas of potential risk including, among others, those relating to our internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting the Company to the attention of the Board of Directors.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s system of internal controls, its critical accounting practices, and policies relating to risk assessment and management. As part of this process, the Audit Committee discusses the Company’s major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting matters.

Because of the role of the Board of Directors and the Audit Committee in risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to the Company’s operations. The Board of Directors acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which is comprised solely of independent directors and is described more fully below. Each Committee operates pursuant to a written charter and each Committee reviews and assesses the adequacy of its charter annually and submits proposed modifications to the Board for approval. The charters for the Committees are all available on our website (www.akebia.com) under “Investors” at “Corporate Governance.”

The following table describes which directors serve on each Committee of the Board of Directors.

Name	Nominating and Corporate Governance Committee		Compensation Committee		Audit Committee
Michael D. Clayman	X
Duane Nash					X
Ronald C. Renaud, Jr.			X
Anupam Dalal			X	(1)
Maxine Gowen					X
Jack Nielsen	X	(1)	X
Muneer A. Satter	X		X
John P. Butler
Michael S. Wyzga	X				X	(1)

(1)	Chairman of the Committee

Audit Committee

Our Audit Committee is composed of Maxine Gowen, Duane Nash and Michael S. Wyzga with Mr. Wyzga serving as Chairperson of the Committee. Our Board of Directors has determined that Mr. Wyzga, Dr. Gowen and Dr. Nash meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of the NASDAQ Global Market. Our Board of Directors has determined that Mr. Wyzga is an “Audit Committee financial expert” within the meaning of the SEC regulations and applicable listing standards of the NASDAQ Global Market. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, reviewing the performance of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services to be provided by our independent registered public accounting firm;

•	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•	recommending, based upon its review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	preparing the Audit Committee report required by the rules of the SEC to be included in our annual Proxy Statement;

•	annually reviewing and reassessing the adequacy of the Audit Committee charter;

•	reviewing all related party transactions and approving all such transactions;

•	reviewing policies related to risk assessment and risk management;

•	establishing, maintaining and overseeing our Code of Business Conduct and Ethics; and

•	conducting an annual self-evaluation to assess the Committee’s purpose, duties and responsibilities.

During the year ended December 31, 2014, the Audit Committee met four times. The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.”

Compensation Committee

Our Compensation Committee is composed of Anupam Dalal, Jack Nielsen, Ronald C. Renaud, Jr. and Muneer A. Satter with Dr. Dalal serving as Chairperson of the Committee. Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined under the applicable listing standards of the NASDAQ Global Market and meets the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Compensation Committee has the authority to delegate to subcommittees of the Compensation Committee any of the responsibilities of the full committee. The Compensation Committee’s responsibilities include:

•	annually reviewing and recommending for approval by the Board of Directors the corporate goals and objectives relevant to the compensation of our employees;

•	evaluating the performance of our executive officers in light of such corporate goals and objectives and making recommendations to the Board of Directors regarding the compensation of our executives;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

•	conducting the independence assessment outlined in the NASDAQ rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

•	annually reviewing and reassessing the adequacy of the Committee charter;

•	reviewing, recommending and administering our compensation and similar plans;

•	reviewing, recommending and administering our equity-based plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and approving equity grants, and making recommendations to the Board of Directors with respect to equity grants for executives;

•	reviewing and discussing with management the compensation discussion and analysis, if any, to be included in our annual Proxy Statement and preparing the annual Compensation Committee report to be included in our annual Proxy Statement;

•	overseeing and presenting to the Board of Directors our corporate succession plans for the Chief Executive Officer and other senior management positions;

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual Proxy Statement; and

•	conducting an annual self-evaluation to assess the Committee’s purpose, duties and responsibilities.

During the year ended December 31, 2014, the Compensation Committee met four times.

Nominating And Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Michael D. Clayman, Muneer A. Satter, Michael S. Wyzga and Jack Nielsen, with Mr. Nielsen serving as Chairperson of the Committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of the NASDAQ Global Market. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for Board and Committee membership;

•	establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and appointed to each of the Board’s committees; and

•	reviewing and recommending to the Board of Directors a set of corporate governance principles;

•	reviewing and recommending to the Board of Directors the functions, duties and compositions of the committees of the Board of Directors;

•	annually reviewing and assessing the adequacy of the Nominating and Corporate Governance Committee charter;

•	reviewing and assessing any changes in director circumstances that may raise possible conflicts of interest;

•	evaluating the need for new director orientation and continuing education for existing directors;

•	annually performing an evaluation of the performance of the Nominating and Corporate Governance Committee;

•	conducting an annual self-evaluation to assess the Committee’s purpose, duties and responsibilities; and

•	reviewing and evaluating the performance, operations, size and composition of the Board of Directors and committees.

During the year ended December 31, 2014, the Nominating and Corporate Governance Committee met six times. The Nominating and Corporate Governance Committee was created in its present form in connection with the Company’s public offering, which closed on March 25, 2014.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those employees responsible for financial reporting, as well as Corporate Governance Guidelines. These documents are available on our website (www.akebia.com) under “Investors” at “Corporate Governance” or by requesting copies in writing from Nicole R. Hadas, Secretary, at our Cambridge, MA office. We intend to disclose amendments to the Code, or any waivers of its requirements, on our website as may be required by law or NASDAQ Global Market listing standards.

DIRECTOR COMPENSATION

Our Board of Directors has adopted a Non-Employee Director Compensation Policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee, or non-employee director, will be paid cash compensation, as set forth below:

Annual Retainer
Board of Directors:
All Non-Employee Members	$35,000
Chairperson*	$55,000
Audit Committee:
Members	$7,500
Chairperson	$15,000
Compensation Committee:
Members	$5,000
Chairperson	$10,000
Nominating and Corporate Governance Committee:
Members	$3,750
Chairperson	$7,500

*	In the event a non-employee director is one of two concurrently serving chairpersons of our Board of Directors, each co-chair will be paid $45,000.

Under our Non-Employee Director Compensation policy, each non-employee director who is initially appointed or elected to our Board of Directors will be eligible to receive an option to purchase 10,000 shares of our common stock under the Akebia Therapeutics, Inc. 2014 Incentive Plan, or 2014 Incentive Plan, at the time of his or her initial appointment or election to our Board of Directors, which will vest as to 25% of the stock option on the one-year anniversary of the date of grant and the remaining 75% of the stock option will vest ratably on the first day of each calendar quarter between the one-year anniversary of the date of grant and the fourth anniversary of the date of grant, subject to the non-employee director’s continuous service through the applicable vesting date. In addition, each continuing non-employee director who has served on the Board of Directors for at least six months as of the date of any Annual Meeting will be eligible to receive, on the date of such Annual Meeting, a grant of stock options to purchase 5,000 shares of our common stock under our 2014 Incentive Plan, which will vest on the first anniversary of the grant date (or, if earlier, immediately prior to the next Annual Meeting following the date of grant), subject to the non-employee director’s continuous service through the applicable vesting date. These stock options will be granted with an exercise price equal to the fair market value of a share of our common stock on the date of grant and will have a 10-year term. Our Board of Directors has adopted a form of Stock Option Agreement under our 2014 Incentive Plan for our non-employee directors, under which initial and subsequent stock option grants will vest in full upon a change in control (as defined in the form of Stock Option Agreement).

The following table sets forth a summary of the compensation we paid to our non-employee directors during 2014. Other than as set forth in the table below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board of Directors in 2014. Mr. Butler, our President and Chief Executive Officer, received no compensation for his service as a director, and, consequently, is not included in this table. The compensation received by Mr. Butler as an employee during 2014 is presented in the “Summary Compensation Table” below.

	2014
Name	Fees paid in Cash($)(1)	Option Awards($)(2)	All Other Compensation ($)(3)
Muneer A. Satter	33,750	—	—
Jack Nielsen(9)	—	—	—
Anupam Dalal	25,000	—	—
Kim Dueholm(4)(9)	—	—	24,142
Duane Nash(10)	21,250	—	2,063
Michael S. Wyzga(5)	32,500	472,344	4,922
Maxine Gowen(6)	7,507	152,803	1,374
Michael D. Clayman(6)	7,507	152,803	—
Ronald C. Renaud, Jr.(7)	2,065	144,500	2,117
Giovanni Ferrara(8)	—	—	2,392
Campbell Murray(8)	—	—	—

(1)	Amounts of the fees for directors who were elected (or who resigned) in 2014 reflect their partial year of service.
(2)	Amounts listed represent the aggregate fair value amount computed as of the grant date of the option awards granted during 2014 in accordance with FASB ASC Topic 718.
(3)	Amounts represent reimbursement of travel and expenses in connection with the individual’s service as a director.
(4)	Mr. Dueholm resigned from our Board on July 28, 2014.
(5)	As of December 31, 2014, Mr. Wyzga held vested and unvested options to purchase 47,525 shares of our common stock.
(6)	Each of Dr. Gowen and Dr. Clayman were elected to our Board on July 28, 2014 and, as of December 31, 2014, each held unvested options to purchase 10,000 shares of our common stock.
(7)	Mr. Renaud was elected to our Board on September 12, 2014, and, as of December 31, 2014, each held an unvested option to purchase 10,000 shares of our common stock.
(8)	Each of Dr. Murray and Mr. Ferrara resigned from our Board on March 19, 2014.
(9)	Each of Mr. Nielsen and Mr. Dueholm waived payment of their Board and Committee fees.
(10)	Dr. Nash was elected to our Board on March 19, 2014 and, as of December 31, 2014, holds 23,763 unvested shares of restricted stock.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

On the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2015. The Board of Directors recommends that our stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

Ernst & Young has audited our financial statements for the fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014. We expect representatives of Ernst & Young to be present at the Annual Meeting and available to respond to appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee must pre-approve all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Ernst & Young, subject to the de minimis exception for non-audit services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.

All Ernst & Young services and fees for the fiscal years ended December 31, 2013 and December 31, 2014 were pre-approved by the Audit Committee. The audit fees for the fiscal year ended December 31, 2015 were also pre-approved by the Audit Committee.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2013 and December 31, 2014 for each of the following categories of services are as follows:

Fee Category	2013	2014
Audit Fees	$911,448	$270,000
Audit Related Fees	$—	$—
Tax Fees	$—	$54,969
All Other Fees	$—	$—

Total Fees	$911,448	$324,969

Audit Fees. Audit fees consist of fees billed for professional services performed by Ernst & Young for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our IPO. Included in the 2013 audit fees is $523,450 of fees billed in connection with our IPO.

Audit-Related Fees. Audit-related fees consist of fees billed by Ernst & Young for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no audit-related fees for the years ended December 31, 2013 or December 31, 2014.

Tax Fees. Tax fees consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young.

All Other Fees. All other fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. There were no other fees for the years ended December 31, 2013 or December 31, 2014.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

(PROPOSAL 2 ON YOUR PROXY CARD)

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the year ended December 31, 2014 and has discussed these statements with management and Ernst & Young, the Company’s independent registered public accounting firm. The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T, which we refer to as SAS 61.

Ernst & Young also provided the Audit Committee with the written disclosures and the letter required by Rule 3526 of the PCAOB. PCAOB Rule 3526 requires independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young their independence from the Company.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Respectfully submitted by the

Audit Committee,

Michael S. Wyzga, Chairman

Maxine Gowen

Duane Nash

EXECUTIVE OFFICERS

Below is the biographical information of the individuals who serve as our executive officers.

Name	Age	Position
John P. Butler	50	President and Chief Executive Officer; Director
Jason A. Amello	46	Senior Vice President, Chief Financial Officer and Treasurer
Bradley J. Maroni, M.D.	62	Senior Vice President and Chief Medical Officer
Nicole R. Hadas	42	Senior Vice President, General Counsel and Secretary

John P. Butler joined Akebia as a director in July 2013 and was appointed as the President and Chief Executive Officer of Akebia in August 2013. Prior to joining Akebia, from 2011 until 2013, Mr. Butler served as the Chief Executive Officer of Inspiration Biopharmaceuticals, Inc., a biopharmaceutical company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012 prior to the successful sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013. From 1997 to 2011, Mr. Butler held various positions at Genzyme Corporation, a biopharmaceutical company, most recently serving as President of the company’s rare genetic diseases business. From 2002 until 2010, Mr. Butler led Genzyme’s renal division. Prior to his work at Genzyme, Mr. Butler held sales and marketing positions at Amgen Inc. and Hoffmann-La Roche. Mr. Butler currently serves as the Chairman of the Board of Trustees for the American Kidney Fund and is a member of the Board of Directors of Relypsa, Inc. Mr. Butler received a B.A. in Chemistry from Manhattan College and an M.B.A. from Baruch College, City University of New York.

Jason A. Amello joined Akebia in 2013 and is Senior Vice President, Chief Financial Officer and Treasurer of Akebia. Prior to joining Akebia, Mr. Amello served as Executive Vice President, Chief Financial Officer and Treasurer of ZIOPHARM Oncology, Inc., a biopharmaceutical company, from 2012 to 2013. From 2000 to 2011, Mr. Amello held various positions at Genzyme Corporation, most recently as Senior Vice President, Corporate Controller and Chief Accounting Officer. Earlier in his career, Mr. Amello spent 10 years in the business advisory and assurance practice of Deloitte, serving in various roles of increasing responsibility through senior manager. Mr. Amello currently serves on the Board of Trustees of the New England Baptist Hospital and is a member of the Finance and Investment Committee. Mr. Amello holds a B.A. from Boston College and is a Certified Public Accountant in the Commonwealth of Massachusetts.

Bradley J. Maroni, M.D. joined Akebia in August 2014 and is Senior Vice President and Chief Medical Officer of Akebia. Prior to joining Akebia, Dr. Maroni served as Vice President, Medical Research at Biogen Idec. Prior to that role, Dr. Maroni served as Chief Medical Officer of Stromedix, Inc. from June 2007 until the company was acquired by Biogen Idec in 2012. His previous experience also includes serving as Executive Vice President and Chief Medical Officer at RenaMed Biologics, as well as multiple roles at Amgen Inc., including Vice President, Clinical Development and Anemia/Nephrology Therapeutic Area Head. At Amgen, Dr. Maroni led the cross-functional team responsible for the registration program and global regulatory approval of Aranesp®, a novel long-acting recombinant erythropoietic protein, indicated for the treatment of anemia in chronic kidney disease. During his tenure, Amgen also received approval for Sensipar®, a first-in-class small molecule for the treatment of bone disease in dialysis patients. Dr. Maroni trained as a nephrologist at Brigham and Women’s Hospital after which he spent 10 years in academia at Emory University.

Nicole R. Hadas joined Akebia in 2013 and is Senior Vice President, General Counsel and Secretary of Akebia. Prior to Akebia, Ms. Hadas was Vice President and General Counsel at OvaScience, Inc. in 2013. From 2011 to 2013, Ms. Hadas served as the Senior Vice President and General Counsel at Inspiration Biopharmaceuticals, Inc., a biopharmaceutical company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012, where she managed the successful sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013. From 2001 to 2011, Ms. Hadas worked at Genzyme Corporation, most recently as Senior Corporate Counsel. Prior to Genzyme, she was an associate at Foley Hoag representing biopharmaceutical companies and healthcare providers in a wide variety of matters. Ms. Hadas received a B.A. from the University of Michigan and a J.D. from Boston College Law School.

EXECUTIVE COMPENSATION

This section discusses the material elements of our executive compensation policies and decisions and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the “Summary Compensation Table” below (referred to herein as our “named executive officers”) and is intended to place in perspective the information presented in the following tables and the corresponding narrative.

Overview

Historically, our executive compensation program has reflected our growth and corporate goals. To date, the compensation of our named executive officers has consisted of a combination of base salary, annual cash bonus, and long-term equity incentive compensation in the form of restricted stock and stock options, and other employee benefits generally available to our employees. Our named executive officers are also entitled to certain compensation and benefits upon certain terminations of employment. Prior to March 3, 2014, these rights were determined pursuant to their employment agreements, as described below. Effective as of March 3, 2014, the rights of our named executive officers to compensation and benefits upon a termination of employment became determined pursuant to their executive severance agreements (or, in the case of Dr. Shalwitz, pursuant to his Separation Agreement dated August 5, 2014) as described below.

Our named executive officers for the year ended December 31, 2014 were as follows:

•	John P. Butler, our President and Chief Executive Officer;

•	Jason A. Amello, our Senior Vice President, Chief Financial Officer and Treasurer;

•	Bradley J. Maroni, M.D., our Senior Vice President and Chief Medical Officer; and

•	Robert Shalwitz, M.D., our former Executive Vice President and former Chief Medical Officer.

We and Dr. Shalwitz mutually agreed to the terms of Dr. Shalwitz’s transition from Chief Medical Officer to Executive Vice President, effective August 5, 2014, and his subsequent resignation from employment, effective December 31, 2014, although he will continue to serve as a consultant to the Company, all as described in more detail below under “Employment and Consulting Agreements.”

Elements of Executive Compensation

Base Salaries. Base salaries for our named executive officers are determined annually by our Compensation Committee, subject to review and approval by our Board of Directors, based on the scope of each officer’s responsibilities along with his or her respective experience and contributions to the Company during the prior year. When reviewing base salaries, our Compensation Committee takes factors into account such as each officer’s experience and individual performance, the Company’s performance as a whole, data from surveys of compensation paid by comparable companies, and general industry conditions, but does not assign any specific weighting to any factor.

Annual Cash Bonuses. All of our named executive officers participate in the Akebia Therapeutics, Inc. Cash Incentive Plan, our annual cash bonus program, which promotes and rewards our executives for the achievement of key strategic and business goals. The 2014 bonus plan period covers the 12-month period beginning on January 1, 2014 and ending on December 31, 2014. For the 2014 bonus plan period, the target annual bonus as a percentage of base salary (as determined based on the salary earned throughout the bonus plan period) for each of Mr. Butler, Mr. Amello, Dr. Maroni and Dr. Shalwitz was 30%. At the beginning of the 2014 bonus plan period, our Compensation Committee established corporate performance goals, each having a designated weighting, which related to key development, strategic and financial goals of the Company. At the end of the 2014 bonus plan period, our Compensation Committee met and evaluated the performance of the Company against the specified performance goals. Based on its evaluation, the Compensation Committee recommended, and the

Board of Directors approved, that the Company achieved 99.85% of its corporate goals. Consequently, the Board of Directors approved payment of cash bonuses for the 2014 bonus plan period of: $127,309 for Mr. Butler (which represented 99.85% of his target bonus), $95,856 for Mr. Amello (which represented 99.85% of his target bonus), $44,645 for Dr. Maroni (which represented 99.85% of his target bonus, as pro-rated to reflect his commencement of employment in August 2014) and $122,816 for Dr. Shalwitz (which represented 99.85% of his target bonus).

Equity Awards. Our named executive officers participate in our 2014 Incentive Plan. During fiscal year 2014, all named executive officers received a grant of stock options. These stock option grants are subject to time-based vesting conditions and generally vest, subject to continued employment, as follows: 25% of the shares subject to the award vest after one year and, thereafter, the shares continue to vest in quarterly installments over the following three years. These equity awards serve to align the interests of our named executive officers with our stockholders and encourage retention through the use of time-based vesting. Prior to our IPO all of our named executive officers, other than Dr. Maroni whose employment commenced after the IPO, participated in our 2008 Equity Incentive Plan, through which they currently hold outstanding grants of stock options and/or restricted stock subject to time-based vesting.

Other Benefits. Our named executive officers are eligible for additional benefits, such as participation in our 401(k) plan, our Employee Stock Purchase Plan and basic health benefits, that are generally available to all of our employees.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers during the fiscal years ended December 31, 2014 and December 31, 2013.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
John P. Butler	2014	425,000		127,309	—	725,889	282	(4)	1,278,480
Chief Executive Officer and President	2013	124,802	(5)	37,188	—	2,126,887	40	(4)	2,288,917

Jason A. Amello	2014	320,000		95,856	—	337,023	251	(4)	753,130
Senior Vice President, Chief Financial Officer and Treasurer

Robert Shalwitz, M.D.	2014	358,869	(8)	122,816	—	337,023	88,868	(6)	907,576
Former Executive Vice President and Former Chief Medical Officer	2013	294,140	(8)	59,863	943,983		24,982	(7)	1,322,968

Bradley J. Maroni, M.D.	2014	136,850	(9)	44,645	—	2,216,758	495	(4)	2,398,748
Senior Vice President and Chief Medical Officer

(1)	Amounts for 2014 represent cash bonuses earned for the 12-month bonus plan period from January 1, 2014 to December 31, 2014. The cash bonus amount for Dr. Maroni reflects his partial year of service in 2014. Due to a change to a calendar year bonus plan period in 2013, amounts for 2013 represent cash bonuses earned for the 18-month bonus plan period from July 1, 2012 to December 31, 2013.
(2)	The amount reported in the Stock Awards column granted to Dr. Shalwitz represents the retrospective fair value of the stock awards as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718).
(3)

The amounts reported in the Option Awards column granted to our named executive officers represent the fair value of the stock options as of the grant date as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 10 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.
(4)	Amounts represent the dollar value of life insurance premiums paid by the Company on behalf of the named executive officer.
(5)	Mr. Butler joined us in September 2013. Mr. Butler’s annual base salary in 2013 was $425,000. The amounts in the table above reflect his partial year of service in 2013.
(6)	Amounts for 2014 include: (i) $796 for the dollar value of life insurance premiums paid by the Company and (ii) forgiveness of principal on a portion of promissory notes to the Company in the amount of $88,072. See Note 7 under Outstanding Equity Awards at Fiscal Year-End 2014.
(7)	Amounts for 2013 include: (i) $696 for the dollar value of life insurance premiums paid by the Company and (ii) forgiveness of principal on a portion of promissory notes to the Company in the amount of $24,286. See Note 7 under Outstanding Equity Awards at Fiscal Year-End 2014.
(8)	Dr. Shalwitz’s annual base salary was $269,280 from January 2013 through July 2013, $330,000 from August 1, 2013 through July 20, 2014 and $410,000 from July 21, 2014 through December 31, 2014. Under the Separation Agreement between Dr. Shalwitz and the Company dated August 5, 2014, Dr. Shalwitz served as our Executive Vice President until December 31, 2014, at which time his employment with the Company terminated. Following his separation from employment, Dr. Shalwitz has agreed to perform certain consulting services for the Company pursuant to his two-year Consulting Agreement commencing on January 1, 2015 and ending on December 31, 2016. See “Employment and Consulting Agreements.” below.
(9)	Dr. Maroni joined us in August 2014. Dr. Maroni’s annual base salary in 2014 was $400,000. The amounts in the table above reflect his partial year of service in 2014.

Outstanding Equity Awards at Fiscal Year-End 2014

The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2014:

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(9)
John P. Butler	160,920	421,080	(1)	$0.47	9/16/2023	—		$—
Chief Executive Officer and President	—	46,667	(2)	$22.80	5/14/2024	—		$—

Jason A. Amello	44,529	97,911	(3)	$0.47	9/23/2023	—		$—
Senior Vice President, Chief Financial Officer and Treasurer	—	21,667	(2)	$22.80	5/14/2024	—		$—

Robert Shalwitz, M.D.	29,031	—		$0.86	12/31/2017	—		$—
Former Executive Vice President and Former Chief Medical Officer	30,333	—		$0.86	12/31/2017
	14,007	4,668	(4)	$0.86	12/31/2017
	—	21,667	(5)	$22.80	12/31/2017	—		$—
						3,270	(7)	$38,063
						95,380	(8)	$1,110,223

Bradley J. Maroni, M.D.	—	125,000	(6)	$25.97	8/18/2024	—		$—
Senior Vice President and Chief Medical Officer

(1)	Represents an option to purchase shares of our common stock granted on September 16, 2013. The remaining unvested shares will vest in equal monthly installments through September 16, 2017. Vesting of all unvested shares subject to the option shall accelerate in connection with an acquisition event pursuant to the terms of the Stock Option Agreement.
(2)	Represents an option to purchase shares of our common stock granted on May 14, 2014. The remaining unvested shares will vest as follows: 25% will vest on May 14, 2015, and the remainder will vest in equal quarterly installments over the following three years through May 14, 2018. Vesting of all unvested shares subject to the options shall accelerate in connection with an acquisition event pursuant to the terms of the Stock Option Agreement.
(3)	Represents an option to purchase shares of our common stock granted on September 23, 2013. The remaining unvested shares will vest in equal monthly installments through September 23, 2017. Vesting of all unvested shares subject to this option shall accelerate in connection with an acquisition event pursuant to the terms of the Stock Option Agreement.
(4)	Represents an option to purchase shares of our common stock granted on January 12, 2012. The remaining unvested shares will vest in equal monthly installments through December 23, 2015, subject to Dr. Shalwitz’s continued provision of services to us through the applicable vesting date pursuant to his Consulting Agreement. Pursuant to the terms of the Consulting Agreement, vesting of all unvested shares shall accelerate upon the earliest to occur of a change of control of the Company, or the termination of the Consulting Agreement due to Dr. Shalwitz’s death or by the Company without cause.
(5)	Represents an option to purchase shares of our common stock granted on May 14, 2014. The remaining unvested shares will vest as follows: 25% will vest on May 14, 2015, and the remainder will vest in equal quarterly installments over the following three years through December 31, 2016, subject, in each case, to Dr. Shalwitz’s continued provision of services to us through the applicable vesting date pursuant to his Consulting Agreement. Pursuant to the terms of the Consulting Agreement, vesting of all unvested shares shall accelerate upon the earliest to occur of a change of control of the Company, or the termination of the Consulting Agreement due to Dr. Shalwitz’s death or by the Company without cause.
(6)	Represents an option to purchase shares of our common stock granted on August 18, 2014. The remaining unvested shares will vest as follows: 25% will vest on August 18, 2015, and the remainder will vest in equal quarterly installments over the following three years through August 18, 2018. Vesting of all unvested shares subject to this option shall accelerate in connection with an acquisition event pursuant to the terms of the Stock Option Agreement.
(7)	Under the terms of the June 15, 2011 Restricted Stock Agreement and the Consulting Agreement between us and Dr. Shalwitz, the remaining unvested shares will vest in equal monthly installments through April 6, 2015, subject to Dr. Shalwitz’s continued provision of services to us through the applicable vesting date pursuant to his Consulting Agreement. Pursuant to the terms of the Consulting Agreement, vesting of all restricted shares under this Restricted Stock Agreement shall accelerate upon the expiration of the Consulting Agreement on December 31, 2016 or, if earlier, upon a change of control of the Company, or the termination of the Consulting Agreement due to Dr. Shalwitz’s death or by the Company without cause. The June 15, 2011 restricted stock award for Dr. Shalwitz was purchased using a promissory note issued by the former executive to the Company for $110,692 (the “Promissory Note”). The Promissory Note was amended in 2013 to forgive a portion of the principal owed and to reduce the interest rate from 6% to 3% per annum. Dr. Shalwitz’s Promissory Note in the aggregate amount of $88,072, including accrued interest, was forgiven on January 30, 2014.
(8)	Under the terms of the December 23, 2013 Restricted Stock Agreement and the Consulting Agreement between us and Dr. Shalwitz, the remaining unvested shares will vest in equal quarterly installments through December 31, 2016, subject to Dr. Shalwitz’s continued provision of services to us through the applicable vesting date pursuant to his Consulting Agreement. Pursuant to the terms of the Consulting Agreement, vesting of all restricted shares under this Restricted Stock Agreement shall accelerate upon the expiration of the Consulting Agreement on December 31, 2016 or, if earlier, upon a change of control of the Company, or the termination of the Consulting Agreement due to Dr. Shalwitz’s death or by the Company without cause.
(9)	The value of the unvested restricted stock was $11.64 per share as of December 31, 2014.

Retirement Benefits

We offer a tax-qualified retirement plan, or 401(k) plan, to eligible employees, including our named executive officers. In accordance with this plan, all eligible employees may contribute a percentage of compensation up to a maximum of the statutory limits per year. Company contributions are discretionary and no contributions were made during 2014 or 2013.

Employment and Consulting Agreements

We entered into employment agreements with three of our named executive officers. Each of these employment agreements provides for “at will” employment, meaning that either we or the named executive officer may terminate our employment relationship at any time without cause.

Effective as of March 3, 2014, we entered into executive severance agreements, or ESAs, with each of Mr. Butler, Mr. Amello and Dr. Shalwitz. The terms of these ESAs superseded the terms of all existing agreements between us and such executives regarding post-separation severance and benefits and equity acceleration in connection with a change of control, including any such terms in the severance provisions of each of their employment agreements. All other terms of any existing agreement between such executives and us, such as the terms of their existing employment agreements related to compensation and benefits during employment, otherwise remain in full force and effect in accordance with the terms of such existing agreements and are summarized below.

Employment Agreement with John P. Butler. On September 16, 2013, we entered into an executive employment agreement with Mr. Butler for the position of President and Chief Executive Officer. The executive employment agreement continues until we or Mr. Butler terminates the agreement in accordance with its terms. For the year ended December 31, 2014, Mr. Butler received a base salary of $425,000, subject to review by our Board of Directors from time to time at least every twelve months. Mr. Butler is also eligible to receive an annual performance-based cash bonus of up to 30% of Mr. Butler’s base salary, determined by our Board of Directors and based upon the Company’s performance and Mr. Butler’s performance against objectives established by our Board of Directors. Mr. Butler is entitled to four weeks of vacation, as well as holidays and sick leave, and (subject to eligibility criteria under the applicable plan) the right to participate in any profit sharing plan, retirement plan, 401(k) plan, group medical plan, group dental plan, and/or other health insurance plan maintained by us for our senior executives generally and, if applicable, their family members. Mr. Butler is also entitled to reimbursement of all reasonable and necessary business and travel expenses incurred in connection with the performance of his duties.

Employment Agreement with Jason A. Amello. On September 23, 2013, we entered into an executive employment agreement with Mr. Amello for the position of Senior Vice President, Chief Financial Officer and Treasurer. The executive employment agreement continues until we or Mr. Amello terminates the agreement in accordance with its terms. For the year ended December 31, 2014, Mr. Amello received a base salary of $320,000, subject to review by our Board of Directors from time to time and at least every twelve months. Under his agreement, Mr. Amello is also eligible to receive an annual performance-based cash bonus of up to 20% of Mr. Amello’s base salary (increased to 30% by the Board of Directors on May 14, 2014), determined by our Board of Directors and based upon the Company’s performance and Mr. Amello’s performance against objectives established by our Board of Directors. Mr. Amello is entitled to four weeks of vacation, as well as holidays and sick leave, and (subject to eligibility criteria under the applicable plan) the right to participate in any profit sharing plan, retirement plan, 401(k) plan, group medical plan, group dental plan, and/or other health insurance plan maintained by us for our senior executives generally and, if applicable, their family members. Mr. Amello is also entitled to reimbursement of all reasonable and necessary business and travel expenses incurred in connection with the performance of his duties.

Employment Agreement with Robert Shalwitz, M.D. On April 6, 2011, we entered into an executive employment agreement with Dr. Shalwitz for the position of Chief Medical Officer and Vice President. Under his

employment agreement, Dr. Shalwitz was entitled to a base salary of $410,000, subject to review by our Board of Directors from time to time, and was eligible to participate in benefit plans available generally to our senior executives (subject to eligibility criteria under the applicable plan), as well as all bonus or similar incentive plans adopted by our Board of Directors including, without limitation, an incentive compensation plan with a yearly performance-based cash bonus of up to 20% of Dr. Shalwitz’s base salary (increased to 30% by the Board of Directors on May 14, 2014). We also paid 100% of Dr. Shalwitz’s premiums under our medical and dental plans and 50% of the premiums associated with the coverage of his spouse/dependents under those same plans. On August 5, 2014, we and Dr. Shalwitz agreed upon terms regarding his resignation from the Company, effective as of December 31, 2014. In connection with his resignation, we and Dr. Shalwitz entered into a Separation Agreement and a Consulting Agreement, the terms of which are described below.

Separation Agreement with Robert Shalwitz, M.D. In connection with Dr. Shalwitz’s resignation, we entered into a Separation Agreement with Dr. Shalwitz as well as the Consulting Agreement described below. Under the terms of the Separation Agreement, from August 5, 2014 to December 31, 2014 Dr. Shalwitz was employed by the Company as Executive Vice President. Following the termination of his employment on December 31, 2014, he is entitled to twelve months of salary continuation (in an aggregate amount of $410,000) and payment of a portion of his COBRA premiums for a maximum of twelve months (on the same basis as the medical insurance premium paid by us during his employment). Our obligation to provide these severance benefits is conditioned on his continued compliance with the terms of his Consulting Agreement and Separation Agreement, including certain restrictive covenants related to non-competition, non-solicitation and confidentiality. The Separation Agreement also includes a general release from any liability related to Dr. Shalwitz’s employment and termination.

Consulting Agreement with Robert Shalwitz, M.D. In connection with Dr. Shalwitz’s resignation, we also entered into a Consulting Agreement with Dr. Shalwitz, which commences on January 1, 2015 and ends on December 31, 2016. As consideration for the performance of consulting services during this period and his continuing obligation to abide by certain restrictive covenants related to non-competition, non-solicitation and confidentiality, the Consulting Agreement provides Dr. Shalwitz with continued vesting in his outstanding restricted stock and stock options and, under certain circumstances set forth in the Consulting Agreement, an extended exercise period for any vested stock options at the end of the consulting period. In addition, all of Dr. Shalwitz’s unvested restricted stock and stock options will immediately vest upon the termination of the Consulting Agreement on December 31, 2016 or, if earlier, upon a change of control of the Company or the termination of the Consulting Agreement due to his death or by the Company without cause. For consulting services provided in excess of 30 hours per month in the first year of the Consulting Agreement and 10 hours per month in the second year of the Consulting Agreement, the Company will compensate Dr. Shalwitz on an hourly basis.

Termination of Employment and Change of Control

Our named executive officers may be eligible to receive certain payments and benefits in connection with their termination of employment or in connection with a change of control, pursuant to the agreements described below.

Executive Severance Agreements

On February 28, 2014, our Board of Directors adopted a form of Executive Severance Agreement, or ESA, under which our officers, including our named executive officers, are eligible to receive certain payments and benefits in the event that the executive’s employment with us is terminated without “cause,” the executive terminates his or her employment with us for “good reason,” or the executive is terminated in connection with, or within twelve months after, a “change in control” (each as defined in the ESA). The ESAs also provide for accelerated vesting of outstanding and unvested equity awards upon a “change in control” (as defined in the ESA).

Effective as of March 3, 2014, we entered into ESAs with each of Mr. Butler, Mr. Amello, and Dr. Shalwitz. In addition, we entered into an ESA with Dr. Maroni in connection with his commencement of employment in August 2014.

Effective as of August 5, 2014, the rights of Dr. Shalwitz to any payments and benefits following his resignation from the Company are determined under his Separation Agreement and his Consulting Agreement, as described above.

Termination of Employment without Cause or for Good Reason. Under the ESAs, if Mr. Butler’s, Mr. Amello’s or Dr. Maroni’s employment is terminated by us without “cause” or the executive terminates his employment for “good reason” (each as defined in the ESA), other than following a change in control as described below, the executive will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, twelve months of salary continuation and up to twelve months of reimbursement of a portion of the executive’s health and dental COBRA premiums to the same extent as if the executive remained employed. In addition, the executive’s unvested equity and equity-based awards will remain outstanding and continue to vest in accordance with their terms during the executive’s severance period, as if he had remained employed during that time.

Termination of Employment without Cause or for Good Reason Following a Change in Control. If, within twelve months following a “change in control” (as defined in the ESA), Mr. Butler’s, Mr. Amello’s or Dr. Maroni’s employment is terminated by us without “cause” or the executive terminates his employment for “good reason” (each as defined in the ESA), the executive will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, twelve months of salary continuation, up to twelve months of reimbursement of a portion of the executive’s health and dental COBRA premiums to the same extent as if the executive remained employed, and an amount equal to 50% of the executive’s annual target bonus for the year of termination, prorated based on the number of months the executive was employed during the year prior to termination. In addition, the executive’s unvested equity and equity-based awards will remain outstanding and continue to vest in accordance with their terms during the executive’s severance period, as if he had remained employed during that time.

Conditions to the Receipt of Severance Benefits. The severance payments and benefits described above are conditioned upon each executive’s execution of a general release of claims in our favor, as well as continued compliance with a set of restrictive covenants prohibiting certain competitive behaviors following termination and certain statements that are disparaging about or adverse to our business interests or that are otherwise intended to harm our reputation for at least one year following termination. In addition, we may terminate severance payments to any of Mr. Butler, Mr. Amello or Dr. Maroni if, within one year following a termination without cause, we determine that the Company had the right to terminate his employment for cause.

Accelerated Vesting of Equity upon a Change in Control. Under the ESA, 100% of each of Mr. Butler’s, Mr. Amello’s and Dr. Maroni’s outstanding and unvested equity and equity-based awards will become immediately vested upon a “change in control” (as defined in the ESA), irrespective of whether the executive’s employment terminates in connection with the change in control.

Other Termination of Employment. If Mr. Butler’s, Mr. Amello’s or Dr. Maroni’s employment is terminated for any reason other than by us without cause or by the executive for good reason (including by reason of death or disability), the executive will only be entitled to receive any amounts earned or accrued but unpaid as of the date of termination in accordance with our normal policies and practices, including any salary, bonus or incentive compensation with respect to the calendar year prior to the year of termination, business expenses incurred in the performance of the executive’s duties, and vacation pay.

280G Cutback. All payments to Mr. Butler, Mr. Amello or Dr. Maroni under the ESA including, without limitation, the payment of severance benefits or the accelerated vesting of equity, will be reduced or adjusted to avoid triggering the excise tax imposed by Section 4999 of the Code, if such adjustment would result in the provision of a greater total benefit, on a net after-tax basis (after taking into account taking any applicable federal, state and local income taxes and the excise tax imposed by Section 4999), to the executive.

Termination of ESA. Each of Mr. Butler’s, Mr. Amello’s and Dr. Maroni’s ESAs will terminate immediately upon the mutual agreement of the parties to such ESA, the executive’s termination for cause or death, or the executive’s disability (defined as the executive’s inability by reason of physical or mental impairment to perform his job duties for a period exceeding twelve consecutive weeks).

Compensation Consultant

As a part of determining compensation for our named executive officers, the Compensation Committee has engaged Radford, an AON Hewitt Consulting company, as an independent compensation consultant. Radford provides analysis and recommendations to the Compensation Committee regarding:

•	trends and emerging topics with respect to executive compensation;

•	peer group selection for executive compensation benchmarking;

•	compensation practices of our peer group;

•	compensation programs for executives and all of our employees; and

•	stock utilization and related metrics.

When requested, Radford consultants attend meetings of the Compensation Committee, including executive sessions in which executive compensation issues are discussed. Radford reports to the Compensation Committee and not to management, although Radford meets with management for purposes of gathering information for its analyses and recommendations.

In determining to engage Radford, the Compensation Committee considered the independence of Radford taking into consideration relevant factors, including the absence of other services provided to the Company by Radford, the amount of fees the Company paid to Radford as a percentage of Radford’s total revenue, the policies and procedures of Radford that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Radford with an executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Radford have with any member of the Compensation Committee, and any stock of the Company owned by Radford or the individual compensation advisors employed by Radford. The Compensation Committee has determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to the Compensation Committee has not created any conflicts of interest, and that Radford is independent pursuant to the independence standards set forth in the NASDAQ Global Market listing standards promulgated pursuant to Section 10C of the Exchange Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the disclosure included in the Executive Compensation section of this Proxy Statement with management. Based on this review, the Compensation Committee recommends to the Board of Directors that the disclosure in the Executive Compensation section be included in this Proxy Statement for the year ended December 31, 2014, for filing with the SEC.

Respectfully submitted by the

Compensation Committee,

Anupam Dalal, Chairman

Muneer A. Satter

Jack Nielsen

Ronald C. Renaud, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2014, Messrs. Dalal, Nielsen, Renaud and Satter served as members of our Compensation Committee. None of the members of our Compensation Committee has at any time during the last fiscal year been one of our officers or employees or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the members of our Compensation Committee is a former officer of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2015 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the “Summary Compensation Table” above), and all directors and executive officers as a group.

Shares of common stock subject to options, restricted stock, restricted stock units or other rights to purchase which are now exercisable or are exercisable within 60 days after March 31, 2015 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of March 31, 2015, there were 20,473,624 shares of common stock outstanding. Unless otherwise indicated, the address for each beneficial owner is c/o Akebia Therapeutics, Inc., 245 First Street, Suite 1100, Cambridge, MA 02142.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or greater stockholders:
Novartis Bioventures Ltd.(1)	3,405,764	16.6%
131 Front Street
Hamilton, D0 HM 12, Bermuda

Venture Investors Early Stage Fund IV(2)	1,150,092	5.6%
505 South Rosa Road, University Research Park, Suite 201
Madison, WI 53719

Trusts and Other Entities Affiliated with Muneer A. Satter(3)	1,582,560	7.7%
c/o Satter Investment Management, LLC
676 North Michigan Avenue, Suite 4000
Chicago, IL 60611

Kearny Venture Partners, L.P. and related funds(4)	1,093,560	5.3%
88 Kearny Street, Suite 1800
San Francisco, CA 94108-5530

Novo A/S(5)	1,516,387	7.4%
Tuborg Havnevej 19, G7-2900 Hellerup, Denmark

Triathlon Medical Ventures(6)	1,114,080	5.4%
300 East Business Way, Suite 200
Cincinnati, OH 4521

Eagle Asset Management(7)	1,222,631	6.0%
880 Carillon Parkway
St. Petersburg, FL 33716

Name of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
Directors and named executive officers:
John P. Butler(8)	284,737	1.4%
Jason A. Amello(9)	69,781	*
Bradley J. Maroni	—	*
Robert Shalwitz(10)	294,523	1.4%
Muneer A. Satter(3)	1,582,560	7.7%
Michael D. Clayman	—	*
Jack Nielsen	—	*
Anupam Dalal	—	*
Maxine Gowen	1,300	*
Ronald C. Renaud, Jr.	5,000	*
Duane Nash(12)	34,597	*
Michael S. Wyzga(11)	16,351	*
All executive officers and directors as a group (13 persons)(13)	2,361,514	11.4%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	Based solely on a Schedule 13G filed with the SEC on March 31, 2014 and Form 4 filed with the SEC on March 27, 2014. The Board of Directors of Novartis Bioventures Ltd. has sole voting and investment control and power over such shares. None of the members of its Board of Directors has individual voting or investment power with respect to such shares and each disclaims beneficial ownership of such shares. Dr. Campbell Murray and Mr. Giovanni Ferrara, two former members of our Board of Directors, are also employees of a corporation that is affiliated with Novartis Bioventures Ltd. They also disclaim beneficial ownership of shares held by Novartis Bioventures Ltd., except to the extent of their pecuniary interest arising as a result of their employment by that affiliate. Novartis Bioventures Ltd is an indirectly-owned subsidiary of Novartis AG.
(2)	Based on a Schedule 13G filed February 9, 2015. Consists of 1,150,092 shares of common stock held by Venture Investors Early Stage Fund IV Limited Partnership. VIESF IV GP LLC, as the general partner of Venture Investors Early Stage Fund IV Limited Partnership, may be deemed to share voting and dispositive power with regard to the shares of common stock held by Venture Investors Early Stage Fund IV Limited Partnership. VIESF IV GP LLC is under the control of John Neis, Paul M. Weiss, Scott Button, George Arida, James R. Adox, Loren G. Peterson and Venture Investors Southwest LLC (the “Members”). None of the Members of VIESF IV GP LLC has individual voting or investment power with respect to such shares and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of Venture Investors Early Stage Fund IV Limited Partnership is 505 South Rosa Road, Suite 201, Madison, Wisconsin, 53719.
(3)	Based on Schedule 13G filed February 12, 2015. Consists of (a) 545,340 shares that are held by the Muneer A. Satter Revocable Trust for which Muneer A. Satter serves as trustee and, in such capacity, has sole voting and dispositive power over all such shares and (b) 1,037,220 shares that are held by various other trusts and other entities for which Muneer A. Satter serves as trustee, investment advisor or manager and, in such capacity, has sole voting and dispositive power over all such shares. In April 2015, various trusts and other entities for which Mr. Satter serves as trustee, investment advisor or manager acquired an additional 420,000 shares in the aggregate from the underwriters in the Company’s follow-on public offering.
(4)

Based on a Schedule 13D filed March 28, 2014. Consists of (i) 1,093,560 shares of common stock held directly by Kearny Venture Partners, L.P. (“KVP”), (ii) 22,305 shares of common stock held by Kearny Venture Partners Entrepreneurs’ Fund, L.P. (KVPE) and (iii) 444,704 shares of common stock held by Thomas Weisel Healthcare Venture Partners, L.P. (“TWHVP”). The general partner of both KVP and KVPE are Kearny Venture Associates, L.L.C. (“KVA”). KVA has the sole voting and investment control over the shares owned by KVP and KVPE, and the Managing Members of KVA share in the voting and investment control over such shares controlled by KVA. The Managing Members of KVA are Caley

Castelein, Richard Spalding and James Shapiro. None of the Managing Members of KVA has individual voting or investment power with respect to such shares and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The general partner of TWHVP is Thomas Weisel Healthcare Venture Partners LLC (“TWP GP”). TWP GP has the sole voting and investment control over the shares owned by TWHVP, and the investment committee of TWP GP has sole voting and investment control over the shares controlled by TWP GP. The investment committee of TWP GP consists of Richard Spalding and James Shapiro, neither of whom has individual voting or investment power with respect to such shares and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of TWP GP is One Montgomery St., San Francisco, CA 94104.
(5)	Based on a Schedule 13D filed with the SEC on April 3, 2014. All shares are held by Novo A/S, a Danish Limited Liability Company, who has sole power to vote and dispose of the shares. The Board of Directors of Novo A/S, or Novo Board, which is currently comprised of Sten Scheibye, Goran Ando, Jeppe Christiansen, Steen Riisgaard and Per Wold-Olsen, has shared investment and voting control over the securities of our company held by Novo A/S and may exercise such control only with the support of a majority of the Novo Board. As such, no individual member of the Novo Board is deemed to hold any beneficial ownership or reportable pecuniary interest in such shares.
(6)	Based on a Schedule 13G filed with the SEC on April 29, 2014. Consists of 35,000 shares of common stock, 640,477 shares of common stock issued upon conversion of Series A preferred stock at the closing of our company’s initial public offering, 217,878 shares of common stock issued upon conversion of Series B preferred stock at the closing of our company’s initial public offering and 220,725 shares of common stock issued upon conversion of Series C preferred stock at the closing of our company’s initial public offering held by Triathlon Medical Ventures Fund. Its general partner, Triathlon Medical Ventures LLC, has sole voting and investment control over the shares owned by Triathlon Medical Ventures Fund. The members of Triathlon Medical Ventures LLC, John Rice, Carrie Bates, Suzette Dutch and Dennis Costello, have sole voting and investment power for Triathlon Medical Ventures LLC with respect to its voting power in its capacity as the general partner for the shares held by Triathlon Medical Ventures Fund.
(7)	Based on a Schedule 13G filed with the SEC on January 6, 2015.
(8)	Consists of (i) 148,350 shares of common stock and (ii) vested options to purchase 136,387 shares of common stock.
(9)	Consists of (i) 5,000 shares of common stock and (ii) vested options to purchase 64,781 shares of common stock.
(10)	Consists of (i) 213,790 shares of common stock including 201,245 shares of restricted stock and (ii) vested options to purchase 80,733 shares of common stock.
(11)	Consists of (i) 1,500 shares of common stock and (ii) vested options to purchase 14,851 shares of common stock.
(12)	Consists of 34,597 shares of common stock all of which are shares of restricted stock.
(13)	Consists of (i) 2,060,595 shares of common stock and (ii) vested options to purchase 300,919 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy For Approval of Related Person Transactions

We have adopted a Related Person Transaction Policy that governs the review and approval of related person transactions. Pursuant to this policy, if we want to enter into a transaction with a related person or an affiliate of a related person, our General Counsel will review the proposed transaction to determine, based on applicable NASDAQ and SEC rules, if such transaction requires pre-approval by the Audit Committee and/or Board of Directors. If pre-approval is required, such matters will be reviewed at the next regular or special Audit Committee and/or Board of Directors meeting. The Audit Committee and/or the Board will consider all relevant facts and circumstances and will approve only those related person transactions that are in the best interests of the Company and its stockholders, as determined by the Board in good faith. The Board will convey its decision to the General Counsel, who shall communicate it to the appropriate persons in the Company.

Transactions with Related Persons

Based on a review of the transactions and arrangements between us and any related person or related person affiliate, we describe below the transactions or arrangements during the year ended December 31, 2014 in which any related person or related person affiliate has a direct or indirect material interest and the amount involved exceeds $120,000.

Indemnification Agreements with Directors and Officers

We have entered into indemnification agreements with each of our directors and executive officers. These agreements will require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Investor Rights Agreement

In connection with our IPO on March 20, 2014, we entered into a Fourth Amended and Restated Investor Rights Agreement with the holders of all of our then-outstanding shares of preferred stock including certain of our named executive officers and entities with which certain of our directors are affiliated. Pursuant to the terms of this agreement, we granted our investors certain information rights as well as the right to participate pro rata in any future private financing rounds. This agreement terminated upon the completion of our IPO on March 25, 2014.

Forgiveness of Loan to Robert Shalwitz, M.D.

On January 30, 2014, we entered into a Forgiveness and Release Agreement with Robert Shalwitz, M.D. This Agreement forgave the principal and interest on the remaining portion of the Promissory Note to the Company in the amount of $88,072.

Separation Agreement and Consulting Agreement with Robert Shalwitz, M.D.

On August 5, 2014, we and Dr. Shalwitz entered into a Separation Agreement and a Consulting Agreement in connection with his resignation from the Company. See “Employment and Consulting Agreements” above.

Employment Agreements and Executive Severance Agreements

We have entered into employment agreements and executive severance agreements with certain of our named executive officers. See the “Executive Compensation” section for further details.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our outstanding common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during the fiscal year ended December 31, 2014, we believe that all Reporting Persons complied with all Section 16(a) reporting requirements, except with respect to late Form 4 filings concerning option grants in May 2014 to each of our executive officers at the time; and a late Form 4 filing concerning shares of common stock acquired by Mr. Butler on December 15, 2014 which was filed on December 18, 2014.

GENERAL MATTERS

Availability of Certain Documents

A copy of our 2014 Annual Report on Form 10-K has been posted on the Company’s website along with this Proxy Statement. We will mail without charge, upon written request, a copy of our 2014 Annual Report on Form 10-K excluding exhibits. Please send a written request to our Secretary at:

Akebia Therapeutics, Inc.

245 First Street, Suite 1100

Cambridge, MA 02142

Attention: Secretary

Stockholder Proposals and Nominations

Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an Annual Meeting, the stockholder must have given timely notice thereof in writing to the Secretary at Akebia Therapeutics, Inc., 245 First Street, Suite 1100, Cambridge, MA 02142. To be timely for the 2016 Annual Meeting, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s Annual Meeting, except that if the Annual Meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2016 Annual Meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2016 Annual Meeting must notify us no earlier than February 11, 2016 and no later than March 12, 2016. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2016 Annual Meeting.

Contacting the Board of Directors

Stockholders wishing to communicate with our Board of Directors may do so by writing to the Board, or to the non-employee members of the Board as a group, at:

Akebia Therapeutics, Inc.

245 First Street, Suite 1100

Cambridge, MA 02142

Attention: Secretary

The communication must prominently display the legend “Board Communication” in order to indicate to the Secretary that it is a communication for the Board. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain communications that are unrelated to the Board’s duties and responsibilities may not be forwarded to the Board by the Secretary, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, the Secretary will not forward any communication determined in her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” Proxy Statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2014, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 245 First Street, Suite 1100, Cambridge, MA 02142, Attention: Secretary or call us at (617) 871-2098. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

AKEBIA THERAPEUTICS, INC. 245 FIRST STREET, SUITE 1100 CAMBRIDGE, MA 02142

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

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			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees

01	Ronald C. Renaud, Jr. 02 Duane Nash 03 Michael D. Clayman

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain
2.	Proposal to ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015.							☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

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AKEBIA THERAPEUTICS, INC.

Annual Meeting of Shareholders

June 10, 2015 - 10:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Nicole R. Hadas and Jason A. Amello, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of AKEBIA THERAPEUTICS, INC; that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM EST on June 10, 2015, at the offices of Akebia Therapeutics, Inc., 245 First Street, Cambridge, MA 02142, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

Continued and to be signed on reverse side